UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 12, 2008
Yahoo! Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-28018 (Commission File Number)	77-0398689 (I.R.S. Employer Identification No.)

701 First Avenue Sunnyvale, California (Address of Principal Executive Offices)	94089 (Zip Code)
(408) 349-3300
(Registrant’s Telephone Number, Including Area Code)
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)	Compensatory Arrangements of Certain Officers.
On February 12, 2008, the Compensation Committee of the Board of Directors of Yahoo! Inc. (the “Company”) approved two change in control severance plans (the “Severance Plans”) that, together, cover all full time employees of the Company, including the Company’s Chief Executive Officer, Chief Financial Officer and the executive officers currently employed by the Company who were named in the Summary Compensation Table of the Company’s Proxy Statement for its 2007 Annual Meeting of Stockholders (together, the “named executive officers”). The Severance Plans are designed to help retain the employees, help maintain a stable work environment and provide certain economic benefits to the employees in the event their employment is terminated in the circumstances described below.
The Severance Plans provide that if an eligible employee’s employment with the Company is terminated by the Company without “cause” or by the employee for “good reason” (as these terms are defined in the applicable Severance Plan) within two years after a change in control of the Company, the employee will generally be entitled to receive the following severance benefits:
(1)	Continuation of the employee’s annual base salary, as severance pay, over a designated number of months following the employee’s severance date. The number of months will range from four months to 24 months, depending on the employee’s job level.

(2)	Reimbursement for outplacement services for 24 months following the employee’s severance date, subject to a maximum reimbursement that ranges from $3,000 to $15,000, depending on the employee’s job level.

(3)	Continued medical group health and dental plan coverage for the period the employee receives severance pay.

(4)	Accelerated vesting of all stock options, restricted stock units and any other equity-based awards previously granted or assumed by the Company and outstanding as of the severance date, unless otherwise set forth in the applicable award agreement for grants or awards made after February 12, 2008.
The number of months used to calculate the severance benefit for each named executive officer is 24 months and the maximum outplacement benefit applicable to each named executive officer is $15,000.
Payment of the foregoing severance benefits is conditioned upon the employee’s execution of a release of claims in favor of the Company and compliance with the employee’s confidentiality, proprietary information and assignment of inventions obligations to the Company.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YAHOO! INC. (Registrant)
By:	/s/ Michael J. Callahan
Name:	Michael J. Callahan
Title:	Executive Vice President, General Counsel and Secretary

Date: February 19, 2008

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